Exhibit 99.1

Blackstone Reports Fourth Quarter and

Full Year 2022 Results

New York, January 26, 2023: Blackstone (NYSE:BX) today reported its fourth quarter and full year 2022 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Despite one of the most challenging market backdrops in history, Blackstone delivered for our clients in 2022. We protected investor capital by focusing on the right sectors, leading to an additional $226 billion of inflows for the year, including $43 billion in the fourth quarter. Our total assets under management grew to a record $975 billion, up 11% year over year. We now have a record $187 billion of dry powder capital to take advantage of compelling investment opportunities in a dislocated environment.”

Blackstone issued a full detailed presentation of its fourth quarter and full year 2022 results, which can be viewed at www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $0.91 per share to record holders of common stock at the close of business on February 6, 2023. This dividend will be paid on February 13, 2023.

Quarterly Investor Call Details

Blackstone will host its fourth quarter and full year 2022 investor conference via public webcast on January 26,

2023 at 9:00 a.m. ET. To register, please use the following link:

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com

https://event.webcasts.com/starthere.jsp?ei=1578844&tp_key=4829f51418. For those unable to listen to the live broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $975 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity,

infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on

LinkedIn, Twitter, and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Fourth

Quarter and Full Year 2022 Earnings

JANUARY 26, 2023

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2022 GAAP RESULTS

▪	GAAP Net Income was $743 million for the quarter and $3.0 billion for the year. GAAP Net Income Attributable to Blackstone Inc. was $558 million for the quarter and $1.7 billion for the year.

($ in thousands, except per share data) (unaudited)	4Q’21	4Q’22	FY’21	FY’22
Revenues
Management and Advisory Fees, Net	$1,459,548	$1,648,438	$5,170,707	$6,303,315
Incentive Fees	136,454	210,264	253,991	525,127
Investment Income (Loss)
Performance Allocations
Realized	2,787,970	435,597	5,653,452	5,381,640
Unrealized	789,213	(488,801)	8,675,246	(3,435,056)
Principal Investments
Realized	171,310	106,834	1,003,822	850,327
Unrealized	304,297	(67,623)	1,456,201	(1,563,849)
Total Investment Income (Loss)	4,052,790	(13,993)	16,788,721	1,233,062
Interest and Dividend Revenue	63,166	102,632	160,643	271,612
Other	50,699	(243,282)	203,086	184,557
Total Revenues	$5,762,657	$1,704,059	$22,577,148	$8,517,673
Expenses
Compensation and Benefits
Compensation	576,032	626,990	2,161,973	2,569,780
Incentive Fee Compensation	49,349	71,261	98,112	207,998
Performance Allocations Compensation
Realized	1,119,911	157,817	2,311,993	2,225,264
Unrealized	384,007	(196,739)	3,778,048	(1,470,588)
Total Compensation and Benefits	2,129,299	659,329	8,350,126	3,532,454
General, Administrative and Other	309,673	292,340	917,847	1,092,671
Interest Expense	56,550	100,329	198,268	317,225
Fund Expenses	2,959	18,531	10,376	30,675
Total Expenses	$2,498,481	$1,070,529	$9,476,617	$4,973,025
Other Income (Loss)
Change in Tax Receivable Agreement Liability	32,044	21,535	(2,759)	22,283
Net Gains (Losses) from Fund Investment Activities	81,843	(52,870)	461,624	(105,142)
Income Before Provision (Benefit) for Taxes	$3,378,063	$602,195	$13,559,396	$3,461,789
Provision (Benefit) for Taxes	437,694	(141,146)	1,184,401	472,880
Net Income	$2,940,369	$743,341	$12,374,995	$2,988,909
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	2,924	(199,590)	5,740	(142,890)
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	320,033	170,191	1,625,306	107,766
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,218,934	214,886	4,886,552	1,276,402
Net Income Attributable to Blackstone Inc. (“BX”)	$1,398,478	$557,854	$5,857,397	$1,747,631
Net Income Per Share of Common Stock, Basic	$1.93	$0.75	$8.14	$2.36
Net Income Per Share of Common Stock, Diluted	$1.92	$0.75	$8.13	$2.36

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and Dividend Policy, for definitions of terms used throughout this presentation. See page 32 for additional details on an out-of-period adjustment affecting the 4Q’22 and FY’22 Provision (Benefit) for Taxes.

Blackstone | 1

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2022 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.1 billion ($0.88/share) in the quarter

–  FRE was $4.4 billion for the year ($3.65/share)

▪   Distributable Earnings (“DE”) of $1.3 billion ($1.07/share) in the quarter

–  DE was $6.6 billion for the year ($5.17/share)

▪   Net Accrued Performance Revenues of $6.8 billion ($5.67/share)

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $974.7 billion, up 11% year-over-year

–  Fee-Earning AUM of $718.4 billion, up 11% year-over-year

–  Perpetual Capital AUM of $371.1 billion, up 18% year-over-year

▪   Inflows of $43.1 billion in the quarter and $226.0 billion for the year

▪   Deployment of $18.7 billion in the quarter and $120.6 billion for the year

▪   Realizations of $13.5 billion in the quarter and $81.8 billion for the year

Capital Returned to Shareholders

▪   Dividend of $0.91 per common share payable on February 13, 2023

–  Dividends of $4.40 per common share for the year

▪   $1.1 billion to be distributed to shareholders with respect to the fourth quarter and $6.1 billion for the year through dividends and share repurchases

Blackstone | 2

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2022 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	4Q’21	4Q’22	vs. 4Q’21	FY’21	FY’22	vs. FY’21

Management and Advisory Fees, Net	$1,456,220	$1,641,091	13%	$5,167,242	$6,282,946	22%

Fee Related Performance Revenues	1,733,874	172,708	(90)%	2,025,244	1,449,497	(28)%

Fee Related Compensation	(1,108,034)	(480,623)	(57)%	(2,348,010)	(2,330,775)	(1)%

Other Operating Expenses	(255,133)	(267,281)	5%	(793,677)	(989,023)	25%

Fee Related Earnings	$1,826,927	$1,065,895	(42)%	$4,050,799	$4,412,645	9%

Realized Performance Revenues	1,191,374	472,745	(60)%	3,883,112	4,461,338	15%

Realized Performance Compensation	(449,301)	(161,779)	(64)%	(1,557,570)	(1,814,097)	16%

Realized Principal Investment Income	75,468	55,887	(26)%	587,766	396,256	(33)%

Net Realizations	817,541	366,853	(55)%	2,913,308	3,043,497	4%

Total Segment Distributable Earnings	$2,644,468	$1,432,748	(46)%	$6,964,107	$7,456,142	7%

Distributable Earnings	$2,273,327	$1,334,206	(41)%	$6,170,837	$6,632,780	7%

Additional Metrics:

Net Income Per Share of Common Stock, Basic	$1.93	$0.75	(61)%	$8.14	$2.36	(71)%

FRE per Share	$1.52	$0.88	(42)%	$3.37	$3.65	8%

DE per Common Share	$1.71	$1.07	(37)%	$4.77	$5.17	8%

Total Segment Revenues	$4,456,936	$2,342,431	(47)%	$11,663,364	$12,590,037	8%

Total Assets Under Management	$880,901,720	$974,673,077	11%	$880,901,720	$974,673,077	11%

Fee-Earning Assets Under Management	$649,969,058	$718,386,888	11%	$649,969,058	$718,386,888	11%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. Full year FRE per Share and DE per Common Share amounts represent the sum of the last four quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures. During 2022, BREIT’s fee related performance revenues moved from annual to quarterly crystallization. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the prior full year period, 4Q’22 FRE would have been down (19)% year-over-year and 4Q’22 Segment DE would have been down (33)% year-over-year. See note on page 32 for additional details.	Blackstone | 3

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Realized distributions across strategies led to lower Net Accrued Performance Revenues quarter-over-quarter of $6.8 billion ($5.67/share).

Investment Performance

(appreciation / gross returns)

	4Q’22	FY’22
Real Estate
Opportunistic	(2.0)%	7.1%
Core+	(1.5)%	10.3%

Private Equity
Corporate Private Equity	3.8%	(0.6)%
Tactical Opportunities	0.6%	(1.3)%
Secondaries	(1.8)%	8.5%

Credit & Insurance
Private Credit	2.4%	7.4%
Liquid Credit	3.0%	(2.5)%

Hedge Fund Solutions
BPS Composite	2.1%	5.0%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Credit & Insurance and Hedge Fund Solutions. Private Credit net returns were 1.6% and 4.2% for 4Q’22 and FY’22, respectively. Liquid Credit net returns were 2.8% and (3.3)% for 4Q’22 and FY’22, respectively. BPS Composite net returns were 1.9% and 4.1% for 4Q’22 and FY’22, respectively. See notes on pages 32-33 for additional details on investment performance.	Blackstone | 4

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $43.1 billion in the quarter, bringing full year inflows to $226.0 billion.

▪	Deployed $18.7 billion in the quarter and $120.6 billion for the year.

–	Committed an additional $9.8 billion that was not yet deployed in the quarter.

▪	Realizations were $13.5 billion in the quarter and $81.8 billion for the year.

	Inflows		Capital Deployed		Realizations

($ in millions)	4Q’22	FY’22	4Q’22	FY’22	4Q’22	FY’22
Real Estate	$14,172	$90,200	$3,688	$47,943	$3,600	$37,062
Opportunistic	2,647	34,007	2,437	10,663	1,111	22,349
Core+	3,700	41,653	560	34,221	1,951	11,457
BREDS	7,825	14,539	692	3,059	538	3,256
Private Equity	8,742	52,707	6,386	28,926	5,624	24,235
Corporate Private Equity	1,749	20,697	1,947	10,930	3,657	10,759
Tactical Opportunities	400	8,143	221	3,266	517	5,198
Secondaries	3,393	14,183	1,022	6,759	1,374	7,363
Infrastructure	3,199	9,685	3,196	7,970	76	915
Credit & Insurance	16,230	72,038	8,333	42,336	3,499	18,353

Hedge Fund Solutions	3,917	11,094	305	1,348	753	2,118

Total Blackstone	$43,061	$226,039	$18,712	$120,554	$13,476	$81,768

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 5

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $974.7 billion, up 11% year-over-year, with $43.1 billion of inflows in the quarter and $226.0 billion for the year.

▪	Fee-Earning AUM of $718.4 billion was up 11% year-over-year, with $31.0 billion of inflows in the quarter and $172.3 billion for the year.

▪	Perpetual Capital AUM reached $371.1 billion, up 18% year-over-year.

–	Fee-Earning Perpetual Capital AUM increased to $314.4 billion, representing 44% of Fee-Earning AUM.

Total AUM ($ in billions)	Fee-Earning AUM ($ in billions)	Perpetual Capital AUM ($ in billions)

Blackstone | 6

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $501.0 billion at quarter end.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $186.6 billion.

Invested Performance Eligible AUM	Total Dry Powder
($ in billions)	($ in billions)

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 7

Segment Highlights

Blackstone | 8

SEGMENT DISTRIBUTABLE EARNINGS COMPOSITION

▪	4Q’22 Total Segment Distributable Earnings were $1.4 billion.

▪	Full year Total Segment Distributable Earnings were $7.5 billion, an increase of 7% year-over-year.

Segment Distributable Earnings
($ in millions)

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 17% to $326.1 billion with inflows of $14.2 billion in the quarter and $90.2 billion for the year.

–

Inflows during the quarter included $2.3 billion in the tenth global opportunistic fund (bringing total capital commitments to $28.6 billion), $2.0 billion of capital raised in BREIT, $1.4 billion for the first close in the fifth real estate debt strategies fund, and $5.8 billion in BREDS insurance SMAs.

–	$4.4 billion of BREIT subscriptions subsequent to quarter end not yet included in Total AUM, including $4.0 billion by University of California.

–	On January 25, University of California agreed to invest an additional $500 million in BREIT on March 1.

▪	Capital Deployed: $3.7 billion in the quarter and record $47.9 billion for the year.

▪	Realizations: $3.6 billion in the quarter and record $37.1 billion for the year.

▪	Appreciation: Opportunistic funds declined (2.0)% in the quarter and appreciated 7.1% for the year; Core+ funds declined (1.5)% in the quarter and appreciated 10.3% for the year.

			% Change			% Change
($ in thousands)	4Q’21	4Q’22	vs. 4Q’21	FY’21	FY’22	vs. FY’21
Management Fees, Net	$570,737	$682,212	20%	$2,052,308	$2,623,065	28%
Fee Related Performance Revenues	1,470,226	58,397	(96)%	1,695,019	1,075,424	(37)%
Fee Related Compensation	(713,587)	(180,818)	(75)%	(1,161,349)	(1,039,125)	(11)%
Other Operating Expenses	(73,985)	(86,298)	17%	(234,505)	(315,331)	34%
Fee Related Earnings	$1,253,391	$473,493	(62)%	$2,351,473	$2,344,033	(0)%

Realized Performance Revenues	184,194	42,283	(77)%	1,119,612	2,985,713	167%
Realized Performance Compensation	(66,430)	(13,148)	(80)%	(443,220)	(1,168,045)	164%
Realized Principal Investment Income	25,243	22,402	(11)%	196,869	150,790	(23)%
Net Realizations	143,007	51,537	(64)%	873,261	1,968,458	125%
Segment Distributable Earnings	$1,396,398	$525,030	(62)%	$3,224,734	$4,312,491	34%

Segment Revenues	$2,250,400	$805,294	(64)%	$5,063,808	$6,834,992	35%
Total AUM	$279,474,105	$326,146,904	17%	$279,474,105	$326,146,904	17%
Fee-Earning AUM	$221,476,699	$281,967,153	27%	$221,476,699	$281,967,153	27%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 10% to $288.9 billion with inflows of $8.7 billion in the quarter and $52.7 billion for the year.

–	Inflows in the quarter included $3.2 billion in Blackstone Infrastructure Partners and $2.6 billion for the ninth Secondaries strategy.

▪	Capital Deployed: $6.4 billion in the quarter and $28.9 billion for the year, including Atlantia, ESDEC, and CoreTrust during the quarter.

–	Committed an additional $6.5 billion that was not yet deployed in the quarter.

▪	Realizations: $5.6 billion in the quarter and $24.2 billion for the year; realizations in the quarter included proceeds from Change Healthcare, Fisterra, and Partners Life.

▪	Appreciation: Corporate Private Equity appreciated 3.8% in the quarter and declined (0.6)% for the year.

–	Tactical Opportunities appreciated 0.6% in the quarter and declined (1.3)% for the year; Secondaries declined (1.8)% in the quarter and appreciated 8.5% for the year.

			% Change			% Change
($ in thousands)	4Q’21	4Q’22	vs. 4Q’21	FY’21	FY’22	vs. FY’21
Management and Advisory Fees, Net	$442,872	$496,743	12%	$1,662,931	$1,828,737	10%
Fee Related Performance Revenues	212,128	-	(100)%	212,128	(648)	n/m
Fee Related Compensation	(246,249)	(129,141)	(48)%	(662,824)	(575,194)	(13)%
Other Operating Expenses	(95,580)	(77,062)	(19)%	(264,468)	(304,177)	15%
Fee Related Earnings	$313,171	$290,540	(7)%	$947,767	$948,718	0%

Realized Performance Revenues	635,913	308,580	(51)%	2,263,099	1,191,028	(47)%
Realized Performance Compensation	(255,229)	(115,615)	(55)%	(943,199)	(544,229)	(42)%
Realized Principal Investment Income	42,599	27,410	(36)%	263,368	139,767	(47)%
Net Realizations	423,283	220,375	(48)%	1,583,268	786,566	(50)%
Segment Distributable Earnings	$736,454	$510,915	(31)%	$2,531,035	$1,735,284	(31)%

Segment Revenues	$1,333,512	$832,733	(38)%	$4,401,526	$3,158,884	(28)%
Total AUM	$261,471,007	$288,902,142	10%	$261,471,007	$288,902,142	10%
Fee-Earning AUM	$156,556,959	$167,082,852	7%	$156,556,959	$167,082,852	7%

Blackstone | 11

CREDIT & INSURANCE

▪	Total AUM: Increased 8% to $279.9 billion with inflows of $16.2 billion in the quarter and $72.0 billion for the year.

–	Inflows in the quarter included $3.5 billion for U.S. Direct Lending SMAs and $1.5 billion equity raised for BCRED.

–	Raised $832 million for the private credit green energy strategy in the quarter, bringing total capital raised to $4.4 billion.

–	January 1 subscriptions of $321 million for BCRED not yet included in Total AUM.

–	Closed 4 new CLOs (3 U.S. and 1 European) for $1.8 billion.

▪	Capital Deployed: $8.3 billion in the quarter and $42.3 billion for the year.

▪	Realizations: $3.5 billion in the quarter and $18.4 billion for the year.

▪	Returns: Private Credit gross return of 2.4% (1.6% net); Liquid Credit gross return of 3.0% (2.8% net) for the quarter.

			% Change			% Change
($ in thousands)	4Q’21	4Q’22	vs. 4Q’21	FY’21	FY’22	vs. FY’21
Management Fees, Net	$263,312	$325,169	23%	$804,120	$1,259,902	57%
Fee Related Performance Revenues	51,520	114,311	122%	118,097	374,721	217%
Fee Related Compensation	(104,263)	(129,985)	25%	(367,322)	(529,784)	44%
Other Operating Expenses	(57,297)	(74,436)	30%	(199,912)	(264,181)	32%
Fee Related Earnings	$153,272	$235,059	53%	$354,983	$840,658	137%

Realized Performance Revenues	136,187	25,238	(81)%	209,421	147,413	(30)%
Realized Performance Compensation	(64,918)	(9,359)	(86)%	(94,450)	(63,846)	(32)%
Realized Principal Investment Income	3,511	4,200	20%	70,796	80,993	14%
Net Realizations	74,780	20,079	(73)%	185,767	164,560	(11)%
Segment Distributable Earnings	$228,052	$255,138	12%	$540,750	$1,005,218	86%

Segment Revenues	$454,530	$468,918	3%	$1,202,434	$1,863,029	55%
Total AUM	$258,622,467	$279,908,030	8%	$258,622,467	$279,908,030	8%
Fee-Earning AUM	$197,900,832	$198,162,931	0%	$197,900,832	$198,162,931	0%

Blackstone | 12

HEDGE FUND SOLUTIONS

▪	Total AUM: $79.7 billion with inflows of $3.9 billion in the quarter and $11.1 billion for the year.

–	Held final close for fourth seeding fund in the quarter, bringing total capital raised to $1.1 billion.

–	January 1 subscriptions of $1.2 billion not yet included in Total AUM.

▪	Returns: BPS Composite gross return of 2.1% in the quarter (1.9% net), outperforming the HFRX Global Hedge Fund Index, which was up 0.2%.

–	BPS benefited from performance of macro, equities, and multi strategies during the quarter and delivered positive performance despite a challenging market environment.

–	Gross returns of 5.0% for the year (4.1% net), with significantly less volatility than the broader markets, compared to (4.4)% return for the HFRX Global Hedge Fund Index.

			% Change			% Change
($ in thousands)	4Q’21	4Q’22	vs. 4Q’21	FY’21	FY’22	vs. FY’21
Management Fees, Net	$179,299	$136,967	(24)%	$647,883	$571,242	(12)%
Fee Related Compensation	(43,935)	(40,679)	(7)%	(156,515)	(186,672)	19%
Other Operating Expenses	(28,271)	(29,485)	4%	(94,792)	(105,334)	11%
Fee Related Earnings	$107,093	$66,803	(38)%	$396,576	$279,236	(30)%

Realized Performance Revenues	235,080	96,644	(59)%	290,980	137,184	(53)%
Realized Performance Compensation	(62,724)	(23,657)	(62)%	(76,701)	(37,977)	(50)%
Realized Principal Investment Income	4,115	1,875	(54)%	56,733	24,706	(56)%
Net Realizations	176,471	74,862	(58)%	271,012	123,913	(54)%
Segment Distributable Earnings	$283,564	$141,665	(50)%	$667,588	$403,149	(40)%

Segment Revenues	$418,494	$235,486	(44)%	$995,596	$733,132	(26)%
Total AUM	$81,334,141	$79,716,001	(2)%	$81,334,141	$79,716,001	(2)%
Fee-Earning AUM	$74,034,568	$71,173,952	(4)%	$74,034,568	$71,173,952	(4)%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22

Base Management Fees	$1,354,068	$1,439,149	$1,496,876	$1,528,561	$1,580,452	$4,819,275	$6,045,038

Transaction, Advisory and Other Fees, Net	120,389	64,009	85,092	89,865	71,151	391,938	310,117

Management Fee Offsets	(18,237)	(29,790)	(25,051)	(6,856)	(10,512)	(43,971)	(72,209)

Total Management and Advisory Fees, Net	1,456,220	1,473,368	1,556,917	1,611,570	1,641,091	5,167,242	6,282,946

Fee Related Performance Revenues	1,733,874	558,065	346,593	372,131	172,708	2,025,244	1,449,497

Fee Related Compensation	(1,108,034)	(670,471)	(621,413)	(558,268)	(480,623)	(2,348,010)	(2,330,775)

Other Operating Expenses	(255,133)	(214,098)	(261,510)	(246,134)	(267,281)	(793,677)	(989,023)

Fee Related Earnings	$1,826,927	$1,146,864	$1,020,587	$1,179,299	$1,065,895	$4,050,799	$4,412,645

Realized Performance Revenues	1,191,374	1,312,810	2,206,774	469,009	472,745	3,883,112	4,461,338

Realized Performance Compensation	(449,301)	(519,120)	(926,974)	(206,224)	(161,779)	(1,557,570)	(1,814,097)

Realized Principal Investment Income	75,468	157,095	43,509	139,765	55,887	587,766	396,256

Total Net Realizations	817,541	950,785	1,323,309	402,550	366,853	2,913,308	3,043,497

Total Segment Distributable Earnings	$2,644,468	$2,097,649	$2,343,896	$1,581,849	$1,432,748	$6,964,107	$7,456,142

Distributable Earnings	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$6,170,837	$6,632,780

Additional Metrics:

Total Segment Revenues	$4,456,936	$3,501,338	$4,153,793	$2,592,475	$2,342,431	$11,663,364	$12,590,037

Total Assets Under Management	$880,901,720	$915,491,742	$940,805,741	$950,946,514	$974,673,077	$880,901,720	$974,673,077

Fee-Earning Assets Under Management	$649,969,058	$677,943,302	$683,825,961	$705,865,351	$718,386,888	$649,969,058	$718,386,888

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2022					Twelve Months Ended December 31, 2022

	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total
Beginning Balance	$319,346	$283,268	$269,059	$79,274	$950,947	$279,474	$261,471	$258,622	$81,334	$880,902
Inflows	14,172	8,742	16,230	3,917	43,061	90,200	52,707	72,038	11,094	226,039
Outflows	(3,608)	(1,121)	(6,359)	(3,976)	(15,063)	(13,577)	(3,990)	(22,995)	(11,500)	(52,062)
Net Flows	10,564	7,622	9,871	(58)	27,998	76,623	48,717	49,043	(405)	173,978
Realizations	(3,600)	(5,624)	(3,499)	(753)	(13,476)	(37,062)	(24,235)	(18,353)	(2,118)	(81,768)
Market Activity	(164)	3,637	4,478	1,254	9,205	7,112	2,950	(9,405)	905	1,561
Ending Balance	$326,147	$288,902	$279,908	$79,716	$974,673	$326,147	$288,902	$279,908	$79,716	$974,673

% Change	2%	2%	4%	1%	2%	17%	10%	8%	(2)%	11%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2022					Twelve Months Ended December 31, 2022

	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total
Beginning Balance	$273,448	$167,273	$193,706	$71,438	$705,865	$221,477	$156,557	$197,901	$74,035	$649,969
Inflows	15,497	3,208	8,854	3,439	30,997	98,569	20,409	43,116	10,176	172,270
Outflows	(3,509)	(2,440)	(6,310)	(4,297)	(16,555)	(20,169)	(3,800)	(22,426)	(11,699)	(58,093)
Net Flows	11,988	768	2,544	(858)	14,442	78,401	16,609	20,690	(1,523)	114,176
Realizations	(4,219)	(1,526)	(1,927)	(733)	(8,405)	(22,662)	(9,111)	(8,645)	(1,988)	(42,406)
Market Activity	750	568	3,840	1,326	6,484	4,751	3,028	(11,783)	651	(3,352)
Ending Balance	$281,967	$167,083	$198,163	$71,174	$718,387	$281,967	$167,083	$198,163	$71,174	$718,387

% Change	3%	(0)%	2%	(0)%	2%	27%	7%	0%	(4)%	11%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At December 31, 2022, Blackstone had $9.7 billion in total cash, cash equivalents, corporate treasury, and other investments and $18.8 billion of cash and net investments, or $15.62 per share.

▪	Blackstone has a $4.1 billion undrawn credit revolver and maintains A+/A+ ratings.

–	On November 3, 2022, Blackstone issued $600 million of 5-year notes at a 5.90% coupon and $900 million of 10.5-year notes at a 6.20% coupon.

($ in millions)	4Q’22

Cash and Cash Equivalents	$4,252

Corporate Treasury and Other Investments	5,451

GP/Fund Investments	2,309

Net Accrued Performance Revenues	6,835

Cash and Net Investments	$18,847

Outstanding Debt (at par)	11,041

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.1B

credit revolver with

June 2027 maturity

$9.7B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $3.4 billion as of December 31, 2022, which was comprised of $3.1 billion of liquid investments and $330 million of illiquid investments. See notes on pages 29 and 33 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	4Q’21	3Q’22	4Q’22	4Q’22
				Per Share
Real Estate
BREP IV	$22	$7	$6	$0.01
BREP V	36	3	4	0.00
BREP VI	33	24	21	0.02
BREP VII	481	145	115	0.09
BREP VIII	962	830	749	0.62
BREP IX	901	1,002	1,011	0.84
BREP Europe IV	89	68	48	0.04
BREP Europe V	521	96	44	0.04
BREP Europe VI	253	74	49	0.04
BREP Asia I	126	105	108	0.09
BREP Asia II	162	119	119	0.10
BPP	505	735	633	0.52
BEPIF	2	-	-	-
BREDS	46	14	11	0.01
BTAS	57	37	25	0.02
Real Estate	$4,197	$3,258	$2,944	$2.44
Private Equity
BCP IV	8	7	6	$0.01
BCP V	45	8	20	0.02
BCP VI	469	463	459	0.38
BCP VII	1,313	870	870	0.72
BCP VIII	275	227	256	0.21
BCP Asia I	380	137	144	0.12
BEP I	27	33	37	0.03
BEP II	-	-	27	0.02
BEP III	68	86	136	0.11
BCEP	214	219	205	0.17
Tactical Opportunities	382	233	234	0.19
Growth	36	-	-	-
Secondaries	489	548	512	0.42
Infrastructure	-	126	193	0.16
Life Sciences	21	26	25	0.02
BTAS/Other	211	202	174	0.14
Private Equity	$3,939	$3,186	$3,298	$2.73

Credit & Insurance	$323	$297	$312	$0.26

Hedge Fund Solutions	$280	$320	$282	$0.23

Net Accrued Performance Revenues	$8,738	$7,060	$6,835	$5.67

  4Q’22 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	3Q’22	Revenues	Distributions	4Q’22

Real Estate	$3,258	$(248)	$(66)	$2,944

Private Equity	3,186	305	(193)	3,298

Credit & Insurance	297	105	(89)	312

HFS	320	36	(73)	282

Total	$7,060	$197	$(421)	$6,835

QoQ Change				(3)%

  FY’22 Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	4Q’21	Revenues	Distributions	4Q’22

Real Estate	$4,197	$1,193	$(2,447)	$2,944

Private Equity	3,939	6	(647)	3,298

Credit & Insurance	323	295	(306)	312

HFS	280	102	(99)	282

Total	$8,738	$1,596	$(3,499)	$6,835

YoY Change				(22)%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF DECEMBER 31, 2022(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	19,634	n/a	4,641,310	1.7x	4,660,944	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	-	5,293	n/a	13,461,688	2.3x	13,466,981	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,403	224,331	1.5x	27,524,614	2.5x	27,748,945	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,501,492	1,505,995	3,069,372	0.8x	28,074,443	2.4x	31,143,815	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,595,144	2,239,288	14,189,012	1.6x	21,483,515	2.5x	35,672,527	2.0x	28%	17%
BREP IX (Jun 2019 / Aug 2022)	21,660,845	4,239,559	26,392,964	1.5x	7,753,249	2.2x	34,146,213	1.7x	66%	30%
*BREP X (Aug 2022 / Feb 2028)	28,554,296	27,899,414	673,932	1.0x	-	n/a	673,932	1.0x	n/a	n/m
Total Global BREP	$102,352,802	$36,434,659	$44,574,538	1.4x	$110,473,737	2.4x	$155,048,275	2.0x	18%	16%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,318	425,749	247,709	0.5x	5,821,023	2.4x	6,068,732	2.0x	19%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,673,049	1,403,382	1,479,392	1.1x	9,795,271	2.0x	11,274,663	1.8x	20%	13%
BREP Europe V (Dec 2016 / Oct 2019)	7,965,078	1,367,229	5,148,615	1.0x	6,640,848	4.0x	11,789,463	1.7x	42%	12%
*BREP Europe VI (Oct 2019 / Apr 2025)	9,938,743	5,969,382	4,783,791	1.2x	3,395,906	2.6x	8,179,697	1.5x	72%	21%
Total BREP Europe	€30,236,108	€9,165,742	€11,659,507	1.1x	€29,609,250	2.4x	€41,268,757	1.8x	17%	12%
BREP Asia I (Jun 2013 / Dec 2017)	$4,263,411	$896,064	$2,124,032	1.4x	$6,449,727	2.1x	$8,573,759	1.9x	20%	12%
BREP Asia II (Dec 2017 / Mar 2022)	7,371,119	1,602,346	7,174,021	1.3x	1,120,645	1.8x	8,294,666	1.4x	37%	9%
*BREP Asia III (Mar 2022 / Sep 2027)	8,165,533	7,146,646	969,097	1.0x	-	n/a	969,097	1.0x	n/a	n/m
BREP Co-Investment (f)	7,298,715	38,573	1,027,423	2.2x	15,088,199	2.2x	16,115,622	2.2x	16%	16%
Total BREP	$165,460,344	$55,930,215	$69,213,230	1.3x	$169,347,054	2.4x	$238,560,284	1.9x	17%	15%
*BREDS High-Yield (Various) (g)	21,390,058	6,237,466	5,495,823	1.0x	16,988,834	1.3x	22,484,657	1.2x	10%	9%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,256,819	2.5x	3,256,819	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,184,688	2.3x	9,184,688	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	15,506	n/a	2,951,163	1.4x	2,966,669	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	152,804	27,262	n/a	21,599,783	2.8x	21,627,045	2.8x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	147,317	10.0x	38,427,169	1.9x	38,574,486	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,536	1,371,319	6,884,406	1.9x	25,313,360	2.2x	32,197,766	2.2x	16%	13%
BCP VII (May 2016 / Feb 2020)	18,863,710	1,700,509	20,808,070	1.6x	11,591,230	2.5x	32,399,300	1.8x	35%	14%
*BCP VIII (Feb 2020 / Feb 2026)	25,448,173	14,407,242	14,852,797	1.3x	963,311	2.6x	15,816,108	1.4x	n/m	16%
BCP IX (TBD)	15,186,750	15,186,749	-	n/a	-	n/a	-	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	676,282	1.8x	4,033,227	2.0x	4,709,509	2.0x	14%	12%
Energy II (Feb 2015 / Feb 2020)	4,938,823	1,036,068	4,829,351	1.7x	2,421,010	1.4x	7,250,361	1.6x	6%	8%
*Energy III (Feb 2020 / Feb 2026)	4,348,681	2,306,823	3,440,633	1.7x	900,586	2.3x	4,341,219	1.8x	66%	45%
BCP Asia I (Dec 2017 / Sep 2021)	2,452,208	705,009	2,959,002	1.8x	1,404,049	4.8x	4,363,051	2.3x	102%	32%
*BCP Asia II (Sep 2021 / Sep 2027)	6,554,504	6,028,901	490,646	1.1x	-	n/a	490,646	1.1x	n/a	n/m
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,764,585	1,158,509	7,473,755	2.0x	2,264,712	4.1x	9,738,467	2.2x	55%	21%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,190,362	5,733,109	2,712,287	1.1x	9,592	n/a	2,721,879	1.1x	n/a	8%
Total Corporate Private Equity	$144,492,117	$51,021,368	$65,317,314	1.6x	$126,062,437	2.2x	$191,379,751	1.9x	16%	15%
Tactical Opportunities
*Tactical Opportunities (Various)	$22,505,129	$7,091,481	$11,849,998	1.2x	$20,931,450	1.9x	$32,781,448	1.6x	17%	11%
*Tactical Opportunities Co-Investment and Other (Various)	16,292,816	7,257,964	5,219,779	1.7x	8,238,659	1.6x	13,458,438	1.6x	18%	18%
Total Tactical Opportunities	$38,797,945	$14,349,445	$17,069,777	1.3x	$29,170,109	1.8x	$46,239,886	1.6x	18%	13%

Notes on page 21. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF DECEMBER 31, 2022(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Growth
*BXG I (Jul 2020 / Jul 2025)	5,046,626	1,221,647	3,656,100	1.0x	386,207	3.2x	4,042,307	1.1x	n/m	(0)%
BXG II (TBD)	3,516,615	3,516,615	-	n/a	-	n/a	-	n/a	n/a	n/a
Total Growth	$8,563,241	$4,738,262	$3,656,100	1.0x	$386,207	3.2x	$4,042,307	1.1x	n/m	(0)%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (i)	11,447,898	644,174	385,776	n/a	16,940,272	n/a	17,326,048	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,750	883,605	1,018,226	n/a	4,045,375	n/a	5,063,601	1.7x	n/a	14%
Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,701,454	4,452,664	n/a	6,005,682	n/a	10,458,346	2.0x	n/a	19%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	500,246	1,063,951	n/a	1,040,172	n/a	2,104,123	1.5x	n/a	15%
Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	4,834,321	8,409,932	n/a	5,568,354	n/a	13,978,286	1.8x	n/a	38%
*Strategic Partners Real Estate, SMA and Other (Various) (i)	8,989,890	3,162,325	3,200,753	n/a	3,420,427	n/a	6,621,180	1.7x	n/a	20%
*Strategic Partners Infra III (Jun 2020 / Jul 2024) (i)	3,250,100	1,659,121	1,205,224	n/a	124,956	n/a	1,330,180	1.5x	n/a	50%
*Strategic Partners IX (Oct 2021 / Jan 2027) (i)	19,084,345	13,885,975	3,082,382	n/a	402,916	n/a	3,485,298	1.3x	n/a	n/m
Total Strategic Partners (Secondaries)	$67,138,360	$27,271,221	$22,818,908	n/a	$37,548,154	n/a	$60,367,062	1.7x	n/a	15%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	137,342	881,088	1.6x	258,348	2.0x	1,139,436	1.6x	24%	13%
*BXLS V (Jan 2020 / Jan 2025)	4,844,726	3,505,230	1,453,017	1.3x	90,123	1.1x	1,543,140	1.3x	n/m	3%
Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$-	n/a	$4,809,088	1.6x	$4,809,088	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	997,504	177,195	0.2x	6,609,860	1.5x	6,787,055	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	855,229	3,953,100	1.1x	5,627,867	1.6x	9,580,967	1.3x	n/a	10%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	3,704,951	2,161,842	1.0x	96,886	n/m	2,258,728	1.1x	n/a	10%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	-	-	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	357,563	0.5x	5,246,727	1.2x	5,604,290	1.1x	n/a	1%
*Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	2,644,832	3,371,955	0.9x	2,861,521	1.4x	6,233,476	1.1x	n/a	7%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,045,875	857,255	1.0x	2,602,176	1.7x	3,459,431	1.5x	n/a	10%
*Energy II (Feb 2019 / Feb 2024)	3,616,081	1,788,336	2,017,746	1.1x	1,159,053	1.6x	3,176,799	1.2x	n/a	22%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€325,719	€903,416	0.8x	€2,283,901	1.4x	€3,187,317	1.2x	n/a	2%
*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€1,077,989	€4,241,783	1.0x	€1,488,677	1.7x	€5,730,460	1.1x	n/a	11%
Total Credit Drawdown Funds (j)	$46,889,033	$13,179,395	$18,387,870	0.9x	$39,204,893	1.5x	$57,592,763	1.2x	n/a	10%

Selected Perpetual Capital Strategies(k)

($ in thousands, except where noted)	Investment	Total	Total Net
Strategy (Inception Year)	Strategy	AUM	Return (l)
Real Estate
BPP - Blackstone Property Partners (2013) (m)	Core+ Real Estate	$72,969,326	11%
BREIT - Blackstone Real Estate Income Trust (2017) (n)	Core+ Real Estate	68,523,348	12%
BXMT - Blackstone Mortgage Trust (2013) (o)	Real Estate Debt	6,551,022	6%
Private Equity
BIP - Blackstone Infrastructure Partners (2019) (p)	Infrastructure	28,122,520	19%
Credit
BXSL - Blackstone Secured Lending Fund (2018) (q)	U.S. Direct Lending	11,077,225	10%
BCRED-Blackstone Private Credit Fund (2021) (r)	U.S. Direct Lending	58,534,176	8%
Hedge Fund Solutions
BSCH - Blackstone Strategic Capital Holdings (2014) (s)	GP Stakes	10,090,273	13%

Notes on page 21. BXLS – Blackstone Life Sciences. * Represents funds that are currently in their investment period.	Blackstone | 20

INVESTMENT RECORDS AS OF DECEMBER 31, 2022 – NOTES

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc.

n/m	Not meaningful generally due to the limited time since initial investment.

n/a	Not applicable.

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to December 31, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from Strategic Partners’ fund financial statements and therefore do not include the impact of economic and market activities in the current quarter.

(j)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(k)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) most perpetual capital assets managed for insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(l)

Unless otherwise indicated, Total Net Return represents the annualized inception to December 31, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(m)	BPP includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of December 31, 2022, these vehicles represented $2.9 billion of Total AUM.

(n)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 1, 2017.

(o)

The BXMT return reflects annualized market return of a shareholder invested in BXMT since inception through December 31, 2022, assuming reinvestment of all dividends received during the period. Return incorporates the closing NYSE stock price as of December 31, 2022. Total Net Return is from May 22, 2013.

(p)	Including co-investment vehicles, BIP Total AUM is $35.2 billion.

(q)

The BXSL Total AUM and Total Net Return are presented as of September 30, 2022. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(r)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of December 31, 2022 was $22.7 billion.

(s)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $10.9 billion.

Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $1.07 of Distributable Earnings per common share during the quarter, bringing the full year amount to $5.17 per common share.

▪	Blackstone declared a quarterly dividend of $0.91 per common share to record holders as of February 6, 2023; payable on February 13, 2023.

						% Change			% Change
($ in thousands, except per share data)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	vs. 4Q’21	FY’21	FY’22	vs. FY’21

Distributable Earnings	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$1,334,206	(41)%	$6,170,837	$6,632,780	7%
Add: Other Payables Attributable to Common Shareholders	352,514	115,166	298,570	145,137	67,528	(81)%	667,939	626,401	(6)%

DE before Certain Payables	2,625,841	2,053,046	2,284,395	1,520,006	1,401,734	(47)%	6,838,776	7,259,181	6%

Percent to Common Shareholders	61%	61%	61%	61%	62%		60%	61%

DE before Certain Payables Attributable to Common Shareholders	1,601,199	1,254,703	1,402,640	934,240	862,892	(46)%	4,112,084	4,454,475	8%

Less: Other Payables Attributable to Common Shareholders	(352,514)	(115,166)	(298,570)	(145,137)	(67,528)	(81)%	(667,939)	(626,401)	(6)%

DE Attributable to Common Shareholders	1,248,685	1,139,537	1,104,070	789,103	795,364	(36)%	3,444,145	3,828,074	11%

DE per Common Share	$1.71	$1.55	$1.49	$1.06	$1.07	(37)%	$4.77	$5.17	8%

Less: Retained Capital per Common Share	$(0.26)	$(0.23)	$(0.22)	$(0.16)	$(0.16)	(38)%	$(0.71)	$(0.77)	8%

Actual Dividend per Common Share	$1.45	$1.32	$1.27	$0.90	$0.91	(37)%	$4.06	$4.40	8%

Record Date					Feb 6, 2023

Payable Date					Feb 13, 2023

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.206 billion shares.

–	Repurchased 3.9 million common shares for the year.

-	Available authorization remaining was $1.1 billion at December 31, 2022.

	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22

Participating Common Shares	732,037,197	734,543,862	742,187,838	741,552,385	742,653,758

Participating Partnership Units	468,446,388	467,375,889	466,568,377	464,951,386	463,758,383

Distributable Earnings Shares Outstanding	1,200,483,585	1,201,919,751	1,208,756,215	1,206,503,771	1,206,412,141

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					FY

($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22

Net Income (Loss) Attributable to Blackstone Inc.	$1,398,478	$1,216,874	$(29,393)	$2,296	$557,854	$5,857,397	$1,747,631

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	1,218,934	1,059,313	(35,521)	37,724	214,886	4,886,552	1,276,402

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	320,033	216,375	(216,707)	(62,093)	170,191	1,625,306	107,766

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	2,924	5,052	25,875	25,773	(199,590)	5,740	(142,890)

Net Income (Loss)	$2,940,369	$2,497,614	$(255,746)	$3,700	$743,341	$12,374,995	$2,988,909

Provision (Benefit) for Taxes	437,694	483,281	36,514	94,231	(141,146)	1,184,401	472,880

Income (Loss) Before Provision (Benefit) for Taxes	$3,378,063	$2,980,895	$(219,232)	$97,931	$602,195	$13,559,396	$3,461,789

Transaction-Related Charges (a)	21,424	25,333	25,141	9,247	(2,588)	144,038	57,133

Amortization of Intangibles (b)	17,044	17,044	17,044	13,238	13,155	68,256	60,481

Impact of Consolidation (c)	(322,957)	(221,427)	190,832	36,320	29,399	(1,631,046)	35,124

Unrealized Performance Revenues (d)	(789,213)	(1,293,050)	3,467,668	771,637	490,723	(8,675,246)	3,436,978

Unrealized Performance Allocations Compensation (e)	384,007	472,284	(1,386,543)	(359,590)	(196,739)	3,778,048	(1,470,588)

Unrealized Principal Investment (Income) Loss (f)	(153,518)	(26,758)	203,288	996,105	62,894	(679,767)	1,235,529

Other Revenues (g)	(50,633)	(72,819)	(155,704)	(198,546)	243,315	(202,885)	(183,754)

Equity-Based Compensation (h)	164,589	201,545	195,644	190,197	194,704	559,537	782,090

Administrative Fee Adjustment (i)	2,441	2,485	2,476	2,460	2,445	10,188	9,866

Taxes and Related Payables (j)	(377,920)	(147,652)	(354,789)	(184,130)	(105,297)	(759,682)	(791,868)

Distributable Earnings	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$6,170,837	$6,632,780

Taxes and Related Payables (j)	377,920	147,652	354,789	184,130	105,297	759,682	791,868

Net Interest and Dividend (Income) Loss (k)	(6,779)	12,117	3,282	22,850	(6,755)	33,588	31,494

Total Segment Distributable Earnings	$2,644,468	$2,097,649	$2,343,896	$1,581,849	$1,432,748	$6,964,107	$7,456,142

Realized Performance Revenues (l)	(1,191,374)	(1,312,810)	(2,206,774)	(469,009)	(472,745)	(3,883,112)	(4,461,338)

Realized Performance Compensation (m)	449,301	519,120	926,974	206,224	161,779	1,557,570	1,814,097

Realized Principal Investment Income (n)	(75,468)	(157,095)	(43,509)	(139,765)	(55,887)	(587,766)	(396,256)

Fee Related Earnings	$1,826,927	$1,146,864	$1,020,587	$1,179,299	$1,065,895	$4,050,799	$4,412,645

Adjusted EBITDA Reconciliation

Distributable Earnings	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$6,170,837	$6,632,780

Interest Expense (o)	56,387	66,602	69,425	80,312	100,230	196,632	316,569

Taxes and Related Payables (j)	377,920	147,652	354,789	184,130	105,297	759,682	791,868

Depreciation and Amortization (p)	14,542	14,316	15,644	14,958	24,301	52,187	69,219

Adjusted EBITDA	$2,722,176	$2,166,450	$2,425,683	$1,654,269	$1,564,034	$7,179,338	$7,810,436

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.

(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					FY
($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22
GAAP Unrealized Performance Allocations	$789,213	$1,293,050	$(3,467,668)	$(771,637)	$(488,801)	$8,675,246	$(3,435,056)
Segment Adjustment	-	-	-	-	(1,922)	-	(1,922)

Unrealized Performance Revenues	$789,213	$1,293,050	$(3,467,668)	$(771,637)	$(490,723)	$8,675,246	$(3,436,978)

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					FY
($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22
GAAP Unrealized Principal Investment Income (Loss)	$304,297	$73,961	$(500,490)	$(1,069,697)	$(67,623)	$1,456,201	$(1,563,849)
Segment Adjustment	(150,779)	(47,203)	297,202	73,592	4,729	(776,434)	328,320
Unrealized Principal Investment Income (Loss)	$153,518	$26,758	$(203,288)	$(996,105)	$(62,894)	$679,767	$(1,235,529)

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related Charges.
	QTD					FY
($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22
GAAP Other Revenue	$50,699	$72,869	$155,588	$199,382	$(243,282)	$203,086	$184,557
Segment Adjustment	(66)	(50)	116	(836)	(33)	(201)	(803)
Other Revenues	$50,633	$72,819	$155,704	$198,546	$(243,315)	$202,885	$183,754

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES - NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables

	QTD					FY
($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22
Taxes	$365,109	$124,645	$324,954	$163,602	$80,242	$703,075	$693,443
Related Payables	12,811	23,007	29,835	20,528	25,055	56,607	98,425

Taxes and Related Payables	$377,920	$147,652	$354,789	$184,130	$105,297	$759,682	$791,868

(k) This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					FY
($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22
GAAP Interest and Dividend Revenue	$63,166	$54,485	$62,075	$52,420	$102,632	$160,643	$271,612
Segment Adjustment	-	-	4,068	5,042	4,353	2,401	13,463

Interest and Dividend Revenue	$63,166	$54,485	$66,143	$57,462	$106,985	$163,044	$285,075
GAAP Interest Expense	$56,550	$66,747	$69,642	$80,507	$100,329	$198,268	$317,225
Segment Adjustment	(163)	(145)	(217)	(195)	(99)	(1,636)	(656)
Interest Expense	$56,387	$66,602	$69,425	$80,312	$100,230	$196,632	$316,569

Net Interest and Dividend Income (Loss)	$6,779	$(12,117)	$(3,282)	$(22,850)	$6,755	$(33,588)	$(31,494)

(l) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22
GAAP Shares of Common Stock Outstanding	704,339,774	707,180,830	706,476,877	708,995,155	710,276,923

Unvested Participating Common Shares	27,697,423	27,363,032	35,710,961	32,557,230	32,376,835
Total Participating Common Shares	732,037,197	734,543,862	742,187,838	741,552,385	742,653,758
Participating Partnership Units	468,446,388	467,375,889	466,568,377	464,951,386	463,758,383
Distributable Earnings Shares Outstanding	1,200,483,585	1,201,919,751	1,208,756,215	1,206,503,771	1,206,412,141
Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					FY
	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	726,445,206	734,327,015	707,382,293	742,345,646	742,742,919	719,766,879	740,664,038

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	226,315	639,900	-	149,886	186,808	358,164	278,361

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	726,671,521	734,966,915	707,382,293	742,495,532	742,929,727	720,125,043	740,942,399

GAAP Shares of Common Stock Outstanding and Total GAAP Weighted-Average Shares of Common Stock Outstanding – Basic for 3Q’22 include the effect of share repurchases that were initiated before quarter end but where the shares were not retired until after quarter end.	Blackstone | 27

BLACKSTONE’S FOURTH QUARTER 2022 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22

Assets

Cash and Cash Equivalents	$2,119,738	$3,868,567	$4,183,380	$3,480,003	$4,252,003

Cash Held by Blackstone Funds and Other	79,994	110,648	129,276	94,358	241,712

Investments	28,665,043	30,068,474	27,323,758	26,256,148	27,553,251

Accounts Receivable	636,616	517,465	774,137	835,529	462,904

Due from Affiliates	4,656,867	4,004,359	3,891,958	4,029,490	4,146,707

Intangible Assets, Net	284,384	265,686	246,988	232,096	217,287

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	492,936	422,786	658,298	785,794	800,458

Right-of-Use Assets	788,991	868,437	886,911	887,832	896,981

Deferred Tax Assets	1,581,637	1,327,454	1,646,400	1,767,869	2,062,722

Total Assets	$41,196,408	$43,344,078	$41,631,308	$40,259,321	$42,524,227

Liabilities and Equity

Loans Payable	$7,748,163	$8,937,456	$9,365,274	$9,263,080	$12,349,584

Due to Affiliates	1,906,098	1,881,054	2,001,391	2,060,891	2,118,481

Accrued Compensation and Benefits	7,905,070	8,140,773	6,765,492	6,732,507	6,101,801

Securities Sold, Not Yet Purchased	27,849	27,278	27,029	26,783	3,825

Repurchase Agreements	57,980	77,289	152,529	313,138	89,944

Operating Lease Liabilities	908,033	986,073	993,875	985,632	1,021,454

Accounts Payable, Accrued Expenses and Other Liabilities	937,169	1,053,128	991,620	1,141,905	1,158,071

Total Liabilities	19,490,362	21,103,051	20,297,210	20,523,936	22,843,160

Redeemable Non-Controlling Interests in Consolidated Entities	68,028	41,430	1,275,491	1,344,188	1,715,006

Equity

Common Stock, $0.00001 par value (710,276,923 shares issued and outstanding as of December 31, 2022)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2022)	-	-	-	-	-

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2022)	-	-	-	-	-

Additional Paid-in-Capital	5,794,727	5,879,796	5,870,285	5,791,006	5,935,273

Retained Earnings	3,647,785	3,805,918	2,803,100	1,869,463	1,748,106

Accumulated Other Comprehensive Loss	(19,626)	(25,754)	(42,225)	(74,800)	(27,475)

Non-Controlling Interests in Consolidated Entities	5,600,653	5,747,698	5,281,244	5,357,148	5,056,480

Non-Controlling Interests in Blackstone Holdings	6,614,472	6,791,932	6,146,196	5,448,373	5,253,670

Total Equity	21,638,018	22,199,597	20,058,607	18,391,197	17,966,061

Total Liabilities and Equity	$41,196,408	$43,344,078	$41,631,308	$40,259,321	$42,524,227

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22

Investments of Consolidated Blackstone Funds	$2,018,829	$2,045,156	$3,764,850	$3,828,497	$5,136,967

Equity Method Investments

Partnership Investments	5,635,212	5,858,926	5,446,688	5,566,645	5,530,420

Accrued Performance Allocations	17,096,873	17,661,244	13,544,855	12,938,888	12,360,682

Corporate Treasury Investments	658,066	916,510	810,672	799,016	1,053,540

Other Investments	3,256,063	3,586,638	3,756,693	3,123,102	3,471,642

Total GAAP Investments	28,665,043	30,068,474	27,323,758	26,256,148	27,553,251

Accrued Performance Allocations - GAAP	$17,096,873	$17,661,244	$13,544,855	$12,938,888	$12,360,682

Impact of Consolidation (a)	1	1	12,475	2,412	-

Due from Affiliates - GAAP (b)	260,993	112,194	136,631	154,587	269,987

Less: Net Realized Performance Revenues (c)	(1,294,884)	(743,772)	(262,083)	(342,922)	(282,730)

Less: Accrued Performance Compensation - GAAP (d)	(7,324,906)	(7,483,337)	(5,955,982)	(5,693,325)	(5,512,796)

Net Accrued Performance Revenues	$8,738,077	$9,546,330	$7,475,896	$7,059,640	$6,835,143

Corporate Treasury and Other Investments - GAAP	$3,914,129	$4,503,148	$4,567,365	$3,922,118	$4,525,181

Impact of Consolidation (a)	144,354	140,905	708,469	697,317	588,355

Other Assets (e)	797,843	379,768	642,875	617,346	360,219

Other Liabilities (f)	(94,314)	(66,065)	(54,321)	(37,974)	(22,718)

Corporate Treasury and Other Investments - Deconsolidated (g)	$4,762,012	$4,957,756	$5,864,388	$5,198,807	$5,451,037

Partnership Investments - GAAP	$5,635,212	$5,858,926	$5,446,688	$5,566,645	$5,530,420

Impact of Consolidation (h)	(3,552,599)	(3,623,881)	(3,169,740)	(3,221,867)	(3,221,619)

GP/Fund Investments - Deconsolidated	$2,082,613	$2,235,045	$2,276,948	$2,344,778	$2,308,801

Loans Payable - GAAP	$7,748,163	$8,937,456	$9,365,274	$9,263,080	$12,349,584

Impact of Consolidation (i)	(101)	-	-	(30,627)	(1,450,000)

Outstanding Debt - Carrying Value	7,748,062	8,937,456	9,365,274	9,232,453	10,899,584

Unamortized Discount	107,438	122,594	131,526	127,947	141,416

Outstanding Debt (at par) - Deconsolidated	$7,855,500	$9,060,050	$9,496,800	$9,360,400	$11,041,000

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(f)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(g)

Deconsolidated Other Investments was $3.4 billion as of December 31, 2022, which was comprised of $3.1 billion of liquid investments and $330 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities and other investments held by Blackstone that can be easily converted to cash and may include securities and investments subject to lock-up periods.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					FY

($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22

Management and Advisory Fees, Net

GAAP	$1,459,548	$1,475,936	$1,561,187	$1,617,754	$1,648,438	$5,170,707	$6,303,315

Segment Adjustment (a)	(3,328)	(2,568)	(4,270)	(6,184)	(7,347)	(3,465)	(20,369)

Total Segment	$1,456,220	$1,473,368	$1,556,917	$1,611,570	$1,641,091	$5,167,242	$6,282,946

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	136,454	104,489	99,598	110,776	210,264	253,991	525,127

Investment Income - Realized Performance Allocations	2,787,970	1,766,386	2,453,769	725,888	435,597	5,653,452	5,381,640

GAAP	$2,924,424	$1,870,875	$2,553,367	$836,664	$645,861	$5,907,443	$5,906,767

Total Segment

Less: Realized Performance Revenues	(1,191,374)	(1,312,810)	(2,206,774)	(469,009)	(472,745)	(3,883,112)	(4,461,338)

Segment Adjustment (b)	824	-	-	4,476	(408)	913	4,068

Total Segment	$1,733,874	$558,065	$346,593	$372,131	$172,708	$2,025,244	$1,449,497

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	576,032	656,505	686,012	600,273	626,990	2,161,973	2,569,780

Incentive Fees Compensation	49,349	41,019	45,363	50,355	71,261	98,112	207,998

Realized Performance Allocations Compensation	1,119,911	717,601	1,035,916	313,930	157,817	2,311,993	2,225,264

GAAP	$1,745,292	$1,415,125	$1,767,291	$964,558	$856,068	$4,572,078	$5,003,042

Total Segment

Less: Realized Performance Compensation	(449,301)	(519,120)	(926,974)	(206,224)	(161,779)	(1,557,570)	(1,814,097)

Less: Equity-Based Compensation - Fee Related Compensation	(162,656)	(200,387)	(191,769)	(187,873)	(192,141)	(551,263)	(772,170)

Less: Equity-Based Compensation - Performance Compensation	(1,933)	(1,158)	(3,875)	(2,324)	(2,563)	(8,274)	(9,920)

Segment Adjustment (c)	(23,368)	(23,989)	(23,260)	(9,869)	(18,962)	(106,961)	(76,080)

Total Segment	$1,108,034	$670,471	$621,413	$558,268	$480,623	$2,348,010	$2,330,775

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$309,673	$240,674	$289,288	$270,369	$292,340	$917,847	$1,092,671

Segment Adjustment (d)	(54,540)	(26,576)	(27,778)	(24,235)	(25,059)	(124,170)	(103,648)

Total Segment	$255,133	$214,098	$261,510	$246,134	$267,281	$793,677	$989,023

Realized Performance Revenues

GAAP

Incentive Fees	136,454	104,489	99,598	110,776	210,264	253,991	525,127

Investment Income - Realized Performance Allocations	2,787,970	1,766,386	2,453,769	725,888	435,597	5,653,452	5,381,640

GAAP	$2,924,424	$1,870,875	$2,553,367	$836,664	$645,861	$5,907,443	$5,906,767

Total Segment

Less: Fee Related Performance Revenues	(1,733,874)	(558,065)	(346,593)	(372,131)	(172,708)	(2,025,244)	(1,449,497)

Segment Adjustment (b)	824	-	-	4,476	(408)	913	4,068

Total Segment	$1,191,374	$1,312,810	$2,206,774	$469,009	$472,745	$3,883,112	$4,461,338

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS - (CONT’D)

	QTD					FY

($ in thousands)	4Q’21	1Q’22	2Q’22	3Q’22	4Q’22	FY’21	FY’22

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$49,349	$41,019	$45,363	$50,355	$71,261	$98,112	$207,998
Realized Performance Allocations Compensation	1,119,911	717,601	1,035,916	313,930	157,817	2,311,993	2,225,264
GAAP	$1,169,260	$758,620	$1,081,279	$364,285	$229,078	$2,410,105	$2,433,262
Total Segment
Less: Fee Related Performance Compensation (e)	(718,026)	(238,342)	(150,430)	(155,737)	(64,736)	(844,261)	(609,245)
Less: Equity-Based Compensation - Performance Compensation	(1,933)	(1,158)	(3,875)	(2,324)	(2,563)	(8,274)	(9,920)
Total Segment	$449,301	$519,120	$926,974	$206,224	$161,779	$1,557,570	$1,814,097

Realized Principal Investment Income
GAAP	$171,310	$285,104	$265,161	$193,228	$106,834	$1,003,822	$850,327
Segment Adjustment (f)	(95,842)	(128,009)	(221,652)	(53,463)	(50,947)	(416,056)	(454,071)
Total Segment	$75,468	$157,095	$43,509	$139,765	$55,887	$587,766	$396,256

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	63,166	54,485	62,075	52,420	102,632	160,643	271,612
Interest Expense	(56,550)	(66,747)	(69,642)	(80,507)	(100,329)	(198,268)	(317,225)
GAAP	$6,616	$(12,262)	$(7,567)	$(28,087)	$2,303	$(37,625)	$(45,613)
Segment Adjustment (g)	163	145	4,285	5,237	4,452	4,037	14,119
Total Segment	$6,779	$(12,117)	$(3,282)	$(22,850)	$6,755	$(33,588)	$(31,494)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

 Notes to page 1 – Blackstone’s Fourth Quarter and Full Year 2022 GAAP Results

▪	During 4Q’22, Blackstone recorded an out-of-period adjustment to revise the investment basis used to calculate deferred tax assets and the deferred tax provision. The adjustment reflects the cumulative impact of the correction and resulted in a benefit to the Provision (Benefit) for Taxes for the current period. Blackstone concluded the out-of-period adjustment was not material to the current or prior periods. The adjustment did not affect FRE, Segment DE or Distributable Earnings in the current or prior periods.

 Notes to page 3 – Blackstone’s Fourth Quarter and Full Year 2022 Segment Earnings

▪	Effective 1Q’22, the BREIT performance revenues crystallize quarterly instead of annually. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year periods, FRE would have been $1,314 million for 4Q’21 and Segment DE would have been $2,132 million for 4Q’21 and there would have been no impact to Income (Loss) before Taxes for 4Q’21. There would have been no impact to FRE, Segment DE, or Income (Loss) before Taxes for FY’22 or FY’21. This change only affects the timing of realization and not the total amount of net performance revenues recognized; the impact decreases unrealized performance allocations and unrealized performance allocations compensation for the periods, offset by increases to realized fee related performance revenues and realized fee related performance compensation. Excluding BREIT’s fee related performance revenues, FRE in 4Q’21 would have been $997 million compared to 4Q’22 FRE of $1,065 million, resulting in year-over-year growth of 7%.

 Notes to page 4 – Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	Effective 2Q’22, for euro-denominated funds included in the overall Private Credit return, cash flows are translated using a historical rate instead of the daily spot rate to more closely reflect the actual performance of foreign-denominated funds in composite returns.

Blackstone | 32

NOTES – (CONT’D)

 Notes to page 4 – Investment Performance and Net Accrued Performance Revenues (Cont’d)

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s individual investor solutions (liquid alternatives), strategic capital (seeding and GP minority stakes), strategic opportunities (co-invests), and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

 Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Credit & Insurance, and Hedge Fund Solutions, which were $767 million, $963 million, $379 million, and $200 million, respectively, as of December 31, 2022. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

 Notes to page 22 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $119 million for 4Q’22 and $570 million for FY’22.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

 Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than  in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–

Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 34

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–

Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–

Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–

Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

–

Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

–	FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.
–

Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. For the full year 2022, Fee Related Compensation was decreased by the total amount of additional Performance Compensation awarded for the year resulting in no impact to Distributable Earnings for the full year. In 4Q’22 the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the quarter.

▪	Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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